EXHIBIT 23.1  INDEPENDENT AUDITORS' CONSENT


      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-18939) pertaining to the 1992 Key Employee Stock Option Plan of ITC Learning Corporation and the Registration Statement (Form S-8 No. 333-52281) pertaining to the 1998 Incentive Stock Option Plan of ITC Learning Corporation of our report dated March 18, 1998 (except Notes 15, 16 and 17 which are as of November 23, 1998), with respect to the consolidated financial statements of Mentor Networks Inc. included in this Current Report on Form 8-K/A of ITC Learning Corporation.





      Halifax Canada                            /s/ Ernst & Young LLP
      November 30, 1998                         Chartered Accountants